Exhibit 99.1

RX Safes Announces the Addition of a New Board Member

Faruk Okcetin to Lead Rx Safes Efforts to Penetrate Commercial Healthcare Market

HENDERSON, NV -- (Marketwired) -- 05/27/15 -- Rx Safes, Inc. (OTC: RXSF), the developer of patented fingerprint healthcare security products and secure prescription medicine lock-boxes announced today that Faruk Okcetin has joined the company's Board of Directors.

For the last several years, Mr. Okcetin has been a Principle at Aspire Medical Services, a leading boutique medical distribution company that sells biologic, orthopedic, joint and spinal instrumentation and implants. He has worked directly with physicians, surgeons and hospital management, in supporting hospital and surgeon requirements to achieve the highest standard of care, and optimum patient results. Mr. Okcetin has been responsible for identifying and developing broad revenue channels for Aspire and intends to use this knowledge and experience to assist Rx Safes in marketing its products and technology to hospitals and healthcare facilities.

"I am extremely honored to have been asked to join the Board of this highly innovative and promising healthcare device and technology company and I expect to help provide input and executive level decision guidance as the Company's technology is slowly introduced into the healthcare market," stated Mr. Okcetin. "Rx Safes' initial product, the Rx DrugSAFE is already proving its invaluable worth to this industry by saving lives and reducing healthcare costs," noted Mr. Okcetin.

Mr. Okcetin also brings to bear an extensive background in capitalizing on social media, using technology, interactive voice recognition and artificial intelligence to connect existing business platforms to our every day lives. Mr. Okcetin will also use this experience to help Rx Safes build a powerful social media presence.

"It has always been part of the Company's plan to apply its patented fingerprint technology to other drug security products to address liability and loss prevention within the healthcare arena. The appointment of Mr. Okcetin to our Board emphasizes our serious approach to building this part of our business," commented Rx Safes' CEO Lorraine Yarde. "As a new public company, we are just getting started and are building our resources one day at a time."

The Company is presently working on a number of new products to address a variety of security issues within healthcare and believes that the implementation of its technology can help save the healthcare industry billions of dollars annually.

About Rx Safes, Inc.

Rx Safes is an emerging leader in the personal and professional healthcare drug security market. Since drug abuse and drug diversion starts with unauthorized access, our products incorporate proprietary patented fingerprint technology to provide drug security solutions for use in homes and healthcare facilities. Prescription drug misuse, skyrocketing insurance and pharmaceutical treatment costs and increased regulatory pressures create an unfortunate, yet necessary opportunity for Rx Safes to expand our reach and offerings in this growing market, valued at over $50 billion annually. Annual spending on healthcare technology products exceeds $34.5 billion. In addition, the market is being driven by ongoing Government support for successful drug abuse prevention initiatives, with a financial commitment of $25.4 billion in 2015 alone. For more information, please visit www.rxdrugsafe.com.

Forward-Looking Statements for RXSF:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

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Investor Relations Contact:

Email: IR@RxSafes.com
Telephone: 1-844-RXSAFES Ext 4

Source: Rx Safes, Inc.